EXHIBIT 17.1

                                  May 5, 2005

The Board of Directors
U.S. TELESIS HOLDINGS, INC.

Sirs:

    Please consider this letter my resignation as Director and Secretary of U.S. Telesis Holdings, Inc. effective May 5, 2005.





                                             Very truly yours,


                                             /s/ Jules Benge Prag IV
                                             -----------------------
                                             Jules Benge Prag IV